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                                                                     Exhibit 3.2


                                    BYLAWS

                                      OF

                        DELCO REMY INTERNATIONAL, INC.

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                                   ARTICLE I

                                 STOCKHOLDERS
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1.1  Meetings.
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     1.1.1   Place.  Meetings of the stockholders shall be held at such place as
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may be designated by the board of directors.

     1.1.2   Annual Meeting.  An annual meeting of the stockholders for the
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election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

     1.1.3   Nominations for Election of Directors.  Nominations for election to
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the board of directors may be made by the board of directors or by any stockholder of any outstanding class of stock entitled to vote for the election of directors, provided that such a nomination by a stockholder may be made at an
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annual meeting only if written notice of the stockholder's intention to make such nomination is delivered or mailed to the chairman of the board of directors not less than 60 days nor more than 90 days prior to the annual meeting at which such nomination is to occur. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and including information as to the purpose of such nomination); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also that are owned of record by such stockholder and (C) as to the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such person and (2) the class and number of shares of the Corporation that are beneficially owned by such person. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.
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     1.1.4   Notice of Stockholder Business.  At any annual meeting of the
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stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this bylaw, who shall be entitled to vote at such annual meeting and who properly brings such business before the annual meeting in compliance with this bylaw. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in
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the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting of the stockholders except in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the meeting in accordance with the procedures prescribed in this bylaw, and if the chairman should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this bylaw.

     1.1.5   Special Meetings.  Special meetings of the stockholders may be
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called at any time by the board of directors or the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at the meeting.

     1.1.6   Quorum.  The presence, in person or by proxy, of the holders of a
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majority of the outstanding shares of stock of the Corporation entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

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     1.1.7   Voting Rights.  Except as otherwise provided herein, in the
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certificate of incorporation of the Corporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Corporation which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.

     1.1.8   Written Consent.  Any action permitted to be taken at an annual or
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special meeting of stockholders may be taken by written consent in lieu of a meeting if and only if every stockholder entitled to vote on such matter consents in writing to the taking of such action.

                                  ARTICLE II

                                   DIRECTORS
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2.1  Number and Term.  The board of directors shall have authority to (i)
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determine the number of directors to constitute the board and (ii) fix the terms of office of the directors.

2.2  Vacancies.  The board of directors shall have authority to fill vacancies
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in the board of directors.  The person elected shall hold office until the next annual meeting of stockholders when the vacancy shall be filled as usual.

2.3  Meetings.
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     2.3.1   Place.  Meetings of the board of directors shall be held at such
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place as may be designated by the board or in the notice of the meeting.

     2.3.2   Regular Meetings.  Regular meetings of the board of directors shall
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be held at such times as the board of directors may designate. Notice of regular meetings need not be given.

     2.3.3   Special Meetings.  Special meetings of the board of directors may
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be called by direction of the chairman of the board or by two of the directors in office on three days' notice to each director, either personally or by mail, telegram or facsimile transmission.

     2.3.4   Quorum.  A majority of all the directors in office shall constitute
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a quorum for the transaction of business at any meeting.

     2.3.5   Voting.  Except as otherwise provided herein, in the certificate of
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incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

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     2.3.6   Committees.  The board of directors may, by resolution adopted by a
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majority of the whole board, designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the Certificate of Incorporation of the Corporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board directing the committee.

                                  ARTICLE III

                                   OFFICERS
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3.1  Election.  At its first meeting after each annual meeting of the
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stockholders, the board of directors shall elect a chairman, president, treasurer, secretary and such other officers as it deems advisable.

3.2  Authority, Duties and Compensation.  The officers shall have such
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authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the chairman shall be the chief executive officer of the Company, shall have general supervision over the business and operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the board and stockholders, (ii) the other officers shall have the duties customarily related to their respective offices, and (iii) the president shall in the absence of the chairman have the authority and perform the duties of the chairman.

                                  ARTICLE IV

                                INDEMNIFICATION
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4.1  Right to Indemnification.  The Corporation shall indemnify any person who
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was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Corporation or a constituent corporation absorbed in a consolidation or merger, as a director or

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officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Corporation or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Corporation, except to the extent that such indemnification is prohibited by applicable law.

4.2  Advance of Expenses.  Expenses incurred by a director or officer of the
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Corporation in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

4.3  Procedure for Determining Permissibility.  To determine whether any
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indemnification or advance of expenses under this Article IV is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Corporation.

4.4  Contractual Obligation.  The obligations of the Corporation to indemnify a
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director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the Corporation and such director or officer, and no modification or repeal of any provision of this
Article IV shall affect, to the detriment of the director or officer, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

4.5  Indemnification Not Exclusive; Inuring of Benefit.  The indemnification and
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advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

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4.6  Insurance and Other Indemnification.  The board of directors shall have the
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power to (i) authorize the Corporation to purchase and maintain, at the
Corporation's expense, insurance on behalf of the Corporation and on behalf of others to the extent that power to do so has not been prohibited by statute,
(ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute

                                   ARTICLE V

                        TRANSFER OF SHARE CERTIFICATES
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     Transfers of share certificates and the shares represented thereby shall be made on the books of the Corporation only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates.

                                  ARTICLE VI

                                  AMENDMENTS
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     These bylaws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote thereon. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.

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